SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             July 31, 2002

                              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

   Delaware                                                 1-11596                                  58-1954497
 (State or other                                       (Commission File                       (IRS Employer
jurisdiction of                                         Number)                                    Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                                        32653
 (Address of principal executive offices)                                                      (Zip Code)

Registrant's telephone number, including area code     (352) 373-4200

                                                            Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

          Set forth below are the transitional disclosures required by paragraph 61 of SFAS No. 142. The disclosure includes as adjusted, information for the years ended December 31, 2001, 2000 and 1999, as if amortization of goodwill and permits had been discontinued on January 1, 1999.

Transition Disclosures for the Adoption of SFAS Nos. 141 and 142.

          In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets" effective for fiscal years beginning after December 31, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but must be tested for impairment at least annually. Other intangible assets will continue to be amortized over their useful lives. The statement also requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and establishes new criteria for recording intangible assets separate from goodwill.

          Pursuant to the adoption of SFAS No. 142, all amortization expense on goodwill and intangible assets with indefinite lives ceased on January 1, 2002. The Company is in the process of evaluating intangible assets for impairment and has discontinued amortizing its indefinite-life intangible assets (goodwill and permits). Prior to January 1, 2002, goodwill and permits were amortized on a straight-line basis over ten to forty years.

          The following is a reconciliation of the net (loss) income and the basic and diluted net (loss) income per common share between the amounts previously reported by the Company and the amounts after adjustment to exclude goodwill and permit amortization.

For the Years Ended December

2001	2000	1999

Net (loss) income as reported	$(602)	$(556)	$1,570
Add back goodwill and permit amortization	1,574	948	674

Net income as adjusted	972	392	2,244
Preferred stock dividends, net	(145)	(206)	(120)

Net income available to common stockholders as adjusted	$827	$186	$2,124

2

Basic net (loss) income per common share as reported	$(0.03)	$(0.04)	$0.08
Add back goodwill and permit amortization	0.06	0.05	0.04

Basic net (loss) income per common share as adjusted	$0.03	$0.01	$0.12

Diluted net (loss) income per common share as reported	$(0.03)	$(0.04)	$0.07
Add back goodwill and permit amortization	0.04	0.05	0.03

Diluted net (loss) income per common share adjusted	$0.01	$0.01	$0.10

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                          PERMA-FIX ENVIRONMENTAL
                                                                         SERVICES, INC.

                                                                          By:     /s/ Richard T. Kelecy
                                                                                  Richard T. Kelecy
                                                                                  Chief Financial Officer

Dated:  July 31, 2002